REAL ESTATE SALE CONTRACT

   THIS CONTRACT is made as of the 15th day of August, 2000, between, Maxus Realty Trust, Inc., formerly Nooney Realty Trust, Inc., a Missouri corporation (hereinafter referred to as "Seller") and Industrial Holdings, LLC, a Delaware limited liability company (hereinafter collectively referred to as "Buyer").

                                       I.

                               PROPERTY TO BE SOLD

   1.01 Sale. Subject to the terms and provisions of this Contract, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of the following described property (sometimes referred to herein in the aggregate as the "Property"):

      (a) a certain parcel of real property ("Land") located in the City of Franklin Park, Cook County, Illinois which is more particularly described on Exhibit A attached hereto and incorporated herein by reference, together with all improvements thereon ("Improvements"):

      (b) all of Seller's interest in (x)leases and rental agreements with tenants occupying space situated in the Improvements (the "Tenant Leases"), and security deposits, under the Tenant Leases, and (y) all service contracts applicable to the Property; and

      (c) all other rights, privileges, hereditaments and appurtenances owned by Seller and in any way related to the properties described above in this
   Article I which are transferable or assignable by Seller to Buyer.

                                       II.

                            PURCHASE PRICE AND TERMS

   2.01 Purchase Price. The total purchase price for the Property shall be Four Million Three Hundred Ten Thousand Dollars ($4,310,000) payable as follows:

      (a) Within five (5) days of the execution and delivery of this Contract by all parties, Buyer shall immediately deliver to Assured Quality Title Company, 1001 Walnut, Kansas City, Missouri 64106, One Hundred Thousand Dollars ($100,000) (such amount, together with all interest earned thereon, is the "Earnest Money") as an earnest money deposit, said amount to be applied to reduce any cash payment due Seller at Closing, paid to Seller or refunded to Buyer as hereinafter provided.


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      (b) At Closing  Buyer  shall  cause to be paid to Seller by federal  funds wire transfer in the amount of the remaining balance, plus or minus closing adjustments described herein, to be applied against the purchase price of the Property.

                                      III.

                                 TITLE INSURANCE

   3.01 Title Insurance. Seller shall furnish to Buyer at Seller's expense an Owner's ALTA form B 1992 Title Insurance Policy to Buyer in the amount of the Purchase Price insuring a merchantable fee simple title in the Buyer as of the date of recording of the deed. Within ten (10) days after the execution of this Contract by Seller, Seller shall furnish Buyer a preliminary title report together with copies of all recorded documents or agreements affecting the Property. Buyer shall have ten (10) days from the receipt of such documents to approve or disapprove of the status of the title. If Buyer disapproves, Buyer may declare the Contract null and void or allow Seller ten (10) days to correct title deficiencies. If no notification is received from Buyer within such time period the status of title shall be deemed to be approved.

                                       IV.

                           INFORMATION AND INSPECTIONS

   4.01 Information. Within ten (10) days after Seller's execution of this Contract, Seller shall provide Buyer with the following:


      Copies of the leases, subleases, insurance policies, utility and tax bills and assessments, accounting books and records, in Seller's possession or control, records of any tenant security deposits and other information and documents pertaining to Seller's ownership and operation of the Property, if any.

   4.02 Inspection/Financing. Buyer shall have thirty (30) days after execution of this Agreement to inspect the Property (the "Inspection Period"). Buyer hereby agrees to indemnify and hold Seller harmless from any and all damage or loss to the Property or to any person or entity resulting from such inspections (including any environmental testing and inspections permitted hereunder). In the event Buyer, in its sole discretion, determines not to proceed with the purchase during such Inspection Period, Buyer shall notify Seller in writing of the termination of this Agreement, and upon delivery to Seller of all information obtained or provided to Buyer

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pertaining to the Property, including appraisals,  audits, inspection reports or surveys, this Agreement shall be null and void and the Earnest Money deposit shall be returned to Buyer. However, in the event that Buyer has commissioned a Phase II environmental study and report on the Property (if reasonably required as a result of a Phase I report) prior to the expiration of the Inspection Period, Buyer may, by written notice to Seller received within the Inspection Period, extend the Inspection Period for an additional thirty (30) days. Buyer's election to extend the Inspection Period shall, after the expiration of the of the original thirty (30) day Inspection Period, constitute Buyer's waiver of all due diligence matters other than the environmental condition of the Property. During such extension of the Inspection Period, Buyer may terminate this Agreement only if the Phase II Environmental Study evidences the existence of environmental problems affecting the Property which Seller elects not to remedy. In the event of such termination, Buyer shall receive its Earnest Money deposit and deliver to Seller a copy of the report.

   Buyer agrees to use all best efforts to immediately apply for financing of approximately $3,000,000 and pursue diligently such financing application. In the event Buyer has not completed obtaining a reasonably acceptable financing commitment within the Inspection Period, then upon written notice to Seller, Buyer shall have an additional fifteen (15) days after the expiration of the Inspection Period to complete such financing. Thereafter, the Earnest Money is nonrefundable to Buyer irrespective of whether or not Buyer's lender ultimately funds the prospective loan.

   After the expiration of the Inspection Period, Buyer may not terminate the Contract except for the above failure of environmental or financing contingencies, which is communicated in writing to Seller within the applicable time frame. If Buyer fails to terminate this Contract prior to the end of the Inspection Period (as extended, if applicable), then the Earnest Money either shall be applied to the Purchase Price at Closing or paid to Seller as liquidated damages in the event Closing does not occur on the Closing date.

   4.03 Entry and Indemnity. In connection with any entry by Buyer, or its agents, employees or contractors onto the Property, Buyer shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the greatest extent possible, interference with Seller's business and the business of Seller's tenants and otherwise in a manner reasonably acceptable to Seller. Without limiting the foregoing, prior to any entry to perform any on-site testing, Buyer shall give Seller notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope of the testing. Seller shall approve or disapprove the scope and methodology of such proposed

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testing  within  three (3)  business  days after  receipt of such  notice,  such approval to be within the sole and unfettered discretion of Seller; Seller's failure to notify Buyer of its approval or disapproval shall be deemed to be Seller's disapproval thereof. If Buyer or its agents, employees or contractors take any sample from the Property in connection with any such approved testing, upon Seller's request, Buyer shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses to perform its own testing. Seller or its representative may be present to observe any testing or other inspection performed on the Property. Upon Seller's request, Buyer shall promptly deliver to Seller copies of any reports relating to any testing or other inspection of the Property performed by Buyer or its agents, employees or contractors. Buyer shall maintain, and shall assure that its contractors maintain, public liability and property damage insurance in amounts and in form and substance adequate to insure against all liability of Buyer, its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Buyer shall provide Seller with evidence of such insurance coverage upon request by Seller. Buyer shall indemnify, defend and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, reasonable attorney's fees) arising out of or relating to any entry on the Property by Buyer, its agents, employees or contractors in the course of
performing  the  inspections,   testings  or  inquiries  provided  for  in  this
Agreement, including without limitation, damage to the Property or release of hazardous substances or materials onto the Property, excluding, however, any costs incurred by Seller in supervising Buyer's testing. The foregoing indemnity shall survive beyond the Closing, or if the sale is not consummated, beyond the termination of this Agreement.

                                       V.

   5.01 Closing Date. The Closing of this transaction (the "Closing") shall occur within sixty (60) days after the expiration of the Inspection Period, excluding any extension thereof (on a date mutually acceptable to Buyer and Seller) at the office of Assured Quality Title Company (the "Closing Date").

   5.02 Delivery of Documents. At the Closing, Seller and Buyer shall execute and deliver the following:

      A. By Seller.

         1. Seller's special warranty deed to the Property in recordable form so as to vest in Buyer a marketable fee simple title thereto, insured as set forth in Article III, subject to those exceptions to title set forth on

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      Schedule  B of the title  commitment  and  approved  by Buyer  during  the
      Inspection Period.

         2. An assignment and assumption of Seller's interest in all leases (including Tenant Leases) and service contracts on the Property.

         3. A closing statement in form and content satisfactory to Buyer and Seller.

         4. Seller shall use its best efforts to deliver to Buyer estoppel certificates and subordination and attornment agreements from existing tenants in a form as required by Buyer and its mortgage lenders.

         5. A bill of sale conveying the personal property.

         6. Applicable state, county and local transfer tax declarations (both Seller and Buyer must sign).

                           7. All  other  documents  or  things  required  to be
                  delivered to Buyer by other paragraphs of this Contract, or reasonably required by Buyer or the title company.

         8. Possession of the Property.

      B. By Buyer:

         1. Executed counterparts of the assignment and assumption of the assignment of the leases (including Tenant Leases) and service contracts affecting the Property.

         2 All other documents or things required to be delivered to Seller by other paragraphs of this contract, or reasonably required by Seller or the title company.

         3. The sums required pursuant to Section 2.01(a) by wire transfer.

      Copies of all documents to be presented by Seller and Buyer shall be delivered to the other party within the time specified elsewhere in this Contract or in any event not later than five (5) days prior to Closing for approval prior to Closing.

   5.03 Taxes. Seller shall pay all taxes, general and special, and all assessments that are a lien on the Property and can be paid at the date of Closing except that all general state,

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county,  school  and  municipal  taxes  (exclusive  of  rebates,  penalties,  or interest) payable during the calendar year in which the deed is delivered shall be pro-rated between the Seller and Buyer as of the date of Closing. All amounts owed by Seller for the taxes and assessments shall be credited toward the purchase price hereunder, and deducted from the cash payable at Closing. Seller shall pay all taxes of whatsoever kind or nature for the years up to this calendar year on all personal property conveyed hereunder. Buyer shall pay all personal property, transfer and sales taxes attributable to the sale.

   5.04 Closing Costs. Closing costs, unless otherwise specified herein, shall be split equally between Buyer and Seller. All closing costs attributable to any new loan on the Property placed by Buyer, including governmental recording and transfer charges) shall be the sole responsibility of Buyer.

   5.05 Rents. Collected rents from the Property and the accrued operating expenses of the Property shall be pro-rated between the Seller and Buyer as of the date of Closing. Seller shall receive credit for rents on the day of closing.

                                       VI.

                                   WARRANTIES

   6.01 Seller's Warranties, Representations and Covenants. To induce Buyer to enter into this Contract, Seller makes the following representations, warranties and covenants after reasonable investigation to determine their accuracy and all of which (i) are true as to the date of this Contract and (ii) shall be true at Closing (and if any such warranties become untrue prior to Closing Seller shall immediately notify Buyer of such fact); such representations and warranties shall survive the Closing and delivery of any proceeds and documents pursuant thereto for a period of nine (9) months after the Closing Date:

      A. Seller is a Missouri corporation, in good standing, qualified to do business in Illinois, all corporate action necessary to consummate the transaction contemplated by this Contract has been duly taken in accordance with law, and is the owner of the entire Property, has full right and power to convey, good marketable and indefeasible title to the Property to Buyer at Closing, and there exist no unrecorded liens, claims, leases, licenses or interests of any kind affecting the title to the Property or the use thereof, and the Property is free and clear of all liens and encumbrances except those contained in the preliminary title report. There are no oral leases of any portion of the Property. The Property may be conveyed, transferred and/or assigned to Buyer without written

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   consent from any party, or if written consent is required, Seller will obtain such consent prior to the Closing.

      B. To the best of Seller's knowledge, which is limited to the books and records in Seller's possession, (1)there are no violations of any federal, state, county or municipal laws, ordinances, building codes, orders, regulations or requirements affecting any portion of the Property or a condition which would constitute such a violation; (2)the current zoning of the land and Seller has complied with all requirements and stipulations imposed as a condition to any zoning approval; (3) there are no pending or threatened lawsuits affecting the Property or arising out of the ownership, management or operation of the Property.

      C. No person, firm or other entity has any right or option to acquire the Property or any portion thereof or any interest therein, and Seller will take no action prior to Closing which will adversely affect the rights of the Buyer hereunder or adversely affect the ability of Seller to perform hereunder. There are not, and shall not be at Closing, any leases or rental agreements affecting the Property or any rights of possession thereof other than those delivered to Buyer prior to Closing. Between the date of execution of this Contract and the Closing, Seller shall not without the consent of Buyer enter into any leases of, or contracts with respect to, the Property, except for contracts necessary for the ordinary operation of the Property or "back-up" contacts for the sale of the Property.

      C. To the best of Seller's knowledge, which is limited to information contained in the books and records in Seller's possession, there are no condemnations, environmental, zoning or other land use regulation proceedings either instituted or contemplated, pending or threatened affecting the Property.

      D. No work has been performed by Seller or is in progress and no materials have been furnished to the Property or any portion thereof, though not currently the subject of a lien, might give rise to mechanics, materialmen's or other liens against the Seller's interest in the Property or improvements.


   6.02 Limitations. Each of the representations and warranties of Seller contained in Paragraph 6.01: (i) is made as of the date of this Agreement; (ii) will be deemed to be remade by Seller, and to be true in all material respects, as of Closing, subject to other matters expressly permitted in this Agreement or otherwise specifically approved in writing by Buyer; and (iii) will

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survive for a period of nine (9) months after the Closing  Date.  Any claim that
Buyer  may  have  at  any  time  against   Seller  for  a  breach  of  any  such
representation or warranty, whether known or unknown, which is not asserted by notice from Buyer to Seller within such nine (9) month period will not be valid or effective, and Seller will have no liability with respect thereto. Nor will Seller have any liability to Buyer for a breach of any representation or warranty unless the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand Dollars ($25,000.00), in which event the full amount of such valid claims shall be actionable, up to an aggregate amount not to in any event exceed $250,000. The continued accuracy in all material respects of the aforesaid representations and warranties is a condition precedent to Buyer's obligation to close. If any of said representations and warranties is not correct in all material respects at the time the same is made or as of Closing, and Seller had no knowledge of such inaccuracy when the representation of warranty was made, or when remade at Closing, or if such warranty or representation becomes inaccurate on or prior to Closing other than by reason of Seller's default hereunder, Buyer may, upon being notified of such occurrence on or prior to Closing either (a) terminate this Agreement without liability on the part of Seller or Buyer, other than Buyer's indemnity contained in Paragraph
4.03 and the Deposit will be returned to Buyer, or (b) waive such matter and proceed to Closing by notice to Seller within ten (10) days after Buyer is notified of such occurrence, but in no event later than Closing. If Buyer fails to give any notice within the required time period, Buyer will be deemed to have elected to waive such matter and to proceed to Closing. If any of said representations and warranties are not correct in all material respects at the time the same is made or as of Closing, and Seller had knowledge of such inaccuracy when the representation and warranty was made, or, by its default hereunder caused the representation or warranty to be inaccurate when remade at
Closing,   Buyer  may  either  (x)  terminate  this  Agreement  subject  to  its obligations under Paragraph 4.03, receive a return of the Deposit and recover from Seller all of Buyer's actual, reasonable out-of-pocket costs incurred in connection with its review of the Property or (y) waive the breach and its rights under clause (x) and proceed to Closing, by notice to Seller given within ten(10) days after Buyer is notified of such occurrence, but in no event later than Closing. If Buyer fails to give any notice within the required time period, Buyer will be deemed to have elected to waive such matter and to proceed to Closing. Seller shall in no event have

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any  liability  with respect to any breaches or  inaccuracies  as to which Buyer either waived, or was determined to have waived, as set forth above.

                                      VII.

                                REAL ESTATE FEES

   7.01 Warranty. Buyer and Seller represent and warrant that they have not dealt with any realtors in connection with this transaction who may be entitled to a fee for services rendered. Each party agrees to indemnify the other party against claims for commissions by any realtors caused by such parties actions.

                                      VIII.

                            MISCELLANEOUS PROVISIONS

   8.01 Notices. All notices and demands shall be delivered in writing to Seller and Buyer. A copy of all notices, documents, etc. to be delivered to Buyer or Seller shall be delivered simultaneously to Buyer's and Seller's attorney. All notices shall be considered delivered when delivered personally to the addressee shown or when deposited in the United States Mail, certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Seller:     Maxus Realty Trust, Inc.
                           104 Armour
                           Kansas City, MO  64116
                           (816) 303-4500   Fax:  (816) 221-1829

         If to Buyer:      Industrial Holdings, LLC
                           Attn. Jonathan Tratt
                           2525 E. Arizona Biltmore Circle, Suite 121
                           Phoenix, AZ 85016
                           (602) 468-3100; Fax: (602) 468-1808

   8.02 Condemnation/Casualty Loss. If prior to the date of Closing all or any material part of the Property is taken by

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eminent domain, or if a condemnation  proceeding has been or is threatened to be instituted against the Property or any part thereof, or if a material part of the Property sustains a casualty loss, either party may, by written notice to the other party, elect to cancel this Contract at any time prior to the Closing. If either party so elects, the parties shall be relieved and released of and from any further liability hereunder, and the Earnest Money deposit shall be promptly returned to Buyer forth-with. Unless this Contract is so canceled it shall remain in full force and effect, and Seller shall assign, transfer, and set over to Buyer all Seller's right, title and interest in and to any awards that may be made for such taking, or insurance proceeds, subject to the rights of any prior lienholder. For purpose of this provision, "material" will mean cost or value in excess of $25,000.


   8.03 Default. Buyer's remedies regarding breach of warranty or representation by Seller are governed by Article VI. In the event of any other default by Seller hereunder, Buyer may either (i) terminate this Agreement without liability to either party, subject to performance of Buyer's indemnities set forth in Paragraph 4.03, and receive back the Deposit or (ii) seek specific performance. If said sale is not consummated because of a default under this Agreement on the Part of Buyer, the Deposit will be paid to and retained by Seller as liquidated damages and as Seller's sole and exclusive remedy. Seller and Buyer acknowledge that the Deposit is a reasonable forecast of just compensation for the harm that could be caused by Buyer's default and that the harm suffered by Seller is difficult or impossible to accurately ascertain or predict.

   8.04 Survey. Seller shall within five days after the execution hereof, order an updated survey of the Property and deliver the survey during the Inspection Period. The costs of said survey shall be paid by Seller at Closing.

   8.05 Legal Fees. Notwithstanding any limitation on remedies or amounts recoverable set forth elsewhere herein, if any action is brought by either party against the other party, the party in whose favor final judgment is entered will be entitled to recover court costs incurred and reasonable attorneys' fees at trial, upon appeal and on any petition for review.

   8.06 Binding Effect. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, and representatives, successors and assigns. This Agreement may not be assigned by Buyer without Seller's written approval.

   8.07 Invalidity. If any one or more of the provisions contained in this Contract shall for any reason be held to be

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invalid,  illegal, or unenforceable in any respect, such invalidity,  illegality or unenforceability shall not affect any other provision hereof, and this Contract shall be construed as if such provisions had not been contained herein.

   8.08 Documentation. If this Contract is not fully executed and delivered by Seller and Buyer on or before May 22, 2000, then this Contract shall be null and void and neither Buyer or Seller shall have any obligation to the other relating to the Property. Seller agrees not to solicit, entertain or accept any offers for sale of the Property, except back-up offers, during this time period.

   8.09 Sole Agreement. This Contract constitutes the sole agreement between the parties and supersedes any prior understandings or written or oral agreements between the parties. This Contract cannot be modified or amended, or any of the terms hereof waived, except by an agreement in writing (referring specifically to this Contract) executed by both Buyer and Seller.

   8.10 Counterparts. This Contract may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute only one agreement.

   8.11 Gender. Words of any gender used in this Contract shall be held and construed to include any other gender, and words in a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

   8.12 Insurance. Seller agrees to maintain its current insurance coverage on the Property.

   8.13 Controlling Law. The interpretation, construction and performance of this Contract shall be governed by the laws of the State of Illinois. Venue for any cause of action arising out of or in connection with this Contract shall be in Cook County, Illinois.

   8.14 No  Reliance

      (a) No Reliance on Seller as to Quality or Physical Condition of Property. Buyer is not relying and has not, except to the extent otherwise specifically provided in this Contract, relied on Seller or its officers, directors, agents and representatives as to (i) the quality, nature, adequacy or physical condition of the Property including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities or the electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities or appliances at the Property; (ii) the quality, nature, adequacy or physical condition of soils at the Property; (iii) the

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   existence,  quality,  nature  adequacy or physical  condition  of any utility serving the Property; (iv) the ad valorem taxes now or hereunder payable on the Property or the valuation of the Property for ad valorem tax purposes;
   (v)  the   development   potential  of  the   Property,   its   habitability,
   merchantability or fitness, suitability or adequacy for any particular purpose; (vi) the zoning or other legal status of the Property; (vii) the compliance by the Property or the operations thereon with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity or of any other person or entity; (viii) the quality of any labor or materials relating in any manner to the Property; or (ix) the condition of title to the Property or
   the  nature,  status  and  extent  of  any  right-of-way,   lease,  right  of
   redemption, possession, lien, encumbrance, license, reservations, covenant, condition, restriction or any other matter affecting title to the Property.

      (b) As Is Sale. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BUYER IS PURCHASING THE PROPERTY IN "AS IS" CONDITION "WITH ALL FAULTS" AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY OR THIS AGREEMENT FROM OR ON BEHALF OF SELLER, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN.

      (c) No Environmental Representations. SELLER HAS NOT, DOES NOT AND WILL NOT MAKE ANY REPRESENTATIONS OR WARRANTIES WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDER OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE. HOWEVER, SELLER STATES THAT IT HAS NOT RECEIVED ANY WRITTEN NOTICE OF ANY HAZARDOUS MATERIALS LOCATED IN OR ON THE PROPERTY OR OTHER POTENTIAL VIOLATION OF ENVIRONMENTAL PROTECTION LAWS FROM ANY FEDERAL, STATE, OR MUNICIPAL AUTHORITY.

   8.15 Confidentiality. Buyer, for itself and on behalf of its officers, directors, employees, agents and other representatives, agrees to maintain all information, operating reports, and other matters delivered to Buyer by Seller hereunder or otherwise obtained by Buyer during its due diligence in the strictest confidence. Buyer acknowledges that such information contains confidential business information and that such information is delivered at Buyer's request with the understanding that in no event shall any such information constitute a representation of Seller. Buyer agrees that such information will not be used except for the sole purpose of evaluating the Property for the consummation of this purchase, and that such information shall be kept in strict confidence. Further, Buyer will take such precautions, and will instruct each of its representatives and agents to take such precautions as are reasonably necessary to keep all such information confidential, to control such information so that it may all be returned to Seller in the event this Contract is terminated for any reason, and to restrict such information to Buyer that, to the extent any of such information contains forecasts, such forecasts have been prepared on the basis of assumptions and hypotheses and that forecasts of future operating results are difficult to predict. Accordingly, there is a material risk attendant to Buyer's reliance on such forecasts and any other materials relating to forecasts comprising a part of the information delivered hereunder.
THEREFORE, NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE BY SELLER RESPECTING THE FUTURE ACCURACY OR COMPLETENESS OF SUCH FORECASTS. BUYER AGREES TO SEEK AND RELY UPON ITS OWN INDEPENDENT ADVISORS AND COUNSEL WITH RESPECT TO ALL MATTERS CONCERNING THE VALUE, TITLE OR CONDITION OF THE PROPERTY AND SHOULD NOT RELY ON THE INFORMATION DELIVERED TO BUYER.

   8.16 Time of the Essence. TIME IS OF THE ESSENCE OF THIS CONTRACT.

   IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.

                                           BUYER:

                                           Industrial Holdings, LLC

                                           By: /s/Jonathan Tratt
                                           Print Name: Jonathan Tratt
                                           Title: Manager
                                           Date Executed: August 11, 2000

                                           SELLER:

                                           Maxus Realty Trust, Inc. a
                                           Missouri corporation

                                           By: /s/Daniel W. Pishny
                                           Print Name: Daniel W. Pishny
                                           Title: President
                                           Date Executed: August 15, 2000

                                    EXHIBIT A

                                Legal Description

                 Valid only is Schedule B and Cover are attached

                                   SCHEDULE A
                           COMMITMENT NUMBER H449-9533

                                    EXHIBIT A
                                LEGAL DESCRIPTION

That part of the South East quarter (1/4) of Section 19, Township 40 North, Range 12, East of the Third Principal Meridian, described as follows:

Commencing at a point in the East line of said South East quarter (1/4) which is 1849.19 feet North of the South East corner thereof; thence South 89(degree) 59' 13" West, in a line drawn at right angles to said East line, for a distance of 2299.41 feet to a point, said point being the Place of Beginning of the following described tract of land, to-wit: thence North 00(degree) 00' 47" West on a line 2299.41 feet West of and parallel with the East line of said South East quarter (1/4) for a distance of 137.41 feet to an intersection with the South line of the right-of-way of a tract of the Chicago, Milwaukee, St. Paul and Pacific Railroad; thence South 73(degree) 56' 40" East for a distance of
80.13 feet. To its intersection with a curved line, convex to the North East and having a radius of 394.28 feet; thence Southeasterly along said curved line for a distance of 518.97 feet to a point of tangency; thence South 00(degree) 00' 47" East on a line tangent to the last described curved line and being 1927.41 feet West of and parallel with the East line of said South East quarter (1/4) for a distance of 184.99 feet; thence South 9(degree) 26' 57" West 121.66 feet; thence South 00(degree) 00' 47" East 30.00 feet; thence South 89(degree) 59' 13" West 322.0 feet; thence North 00(degree) 00' 47" West 601.26 feet; thence South 89(degree) 59' 13" West 30.00 feet to the Point of Beginning; in Cook County, Illinois.